Exhibit 99.1

Press Release

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
+1 609-964-5123

Universal Display Corporation Announces Second Quarter 2022 Financial Results

EWING, N.J. – August 4, 2022 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today reported financial results for the second quarter ended June 30, 2022.

“Our second quarter started off solidly, but as we approached the summer, customers lowered their order forecasts. Given the downward trend in forecast revisions and increasing macroeconomic uncertainty and volatility, we are revising our 2022 revenue forecast to approximately $600 million, plus or minus $10 million,” said Sidney D. Rosenblatt, Executive Vice President and Chief Financial Officer of Universal Display Corporation. “While near-term macro headwinds may weigh on demand, as a lean operating company with a strong balance sheet and no debt, we are well positioned to continue investing in our long-term strategic growth initiatives to reinforce our first-mover advantage, expand our materials and technologies portfolio and broaden our support to customers and the OLED industry.”

Rosenblatt continued, “Looking to the OLED industry, we believe that 2024 is shaping up to be a pivotal year for the OLED market and for us. As the stage is being set for the next phase of significant OLED growth with a new wave of gen 6 and gen 8.5 OLED capacity plans reportedly in the works, we continue to believe that we are on track to meet preliminary target specs with our phosphorescent blue by year-end, which should enable the introduction of our all-phosphorescent RGB stack into the commercial market in 2024.”

Financial Highlights for the Second Quarter of 2022

•
Total revenue in the second quarter of 2022 was $136.6 million as compared to $129.7 million in the second quarter of 2021. The deterioration in the overall global market economy had a negative impact on the demand for OLED products utilizing our emitter material. As a result of this near-term weakness, the forecasted sales volume of emitters anticipated over the remaining lives of our customer’s contracts was reduced resulting in recording a positive cumulative catch-up adjustment to total revenue of $8.8 million arising from changes in estimates of transaction price.
•
Revenue from material sales was $71.9 million in the second quarter of 2022 as compared to $77.4 million in the second quarter of 2021.

•
Revenue from royalty and license fees was $60.3 million in the second quarter of 2022 as compared to $48.2 million in the second quarter of 2021. This increase was primarily the result of a reduction in the forecasted sales volume anticipated over the remaining lives of their respective contracts in accordance with ASC 606.
•
Cost of material sales was $25.0 million in the second quarter of 2022 as compared to $25.3 million in the second quarter of 2021.
•
Operating income was $53.3 million in the second quarter of 2022 as compared to $49.9 million in the second quarter of 2021.
•
Net income was $41.5 million or $0.87 per diluted share in the second quarter of 2022 as compared to $40.5 million or $0.85 per diluted share in the second quarter of 2021.

Revenue Comparison

($ in thousands)	Three Months Ended June 30,
	2022	2021
Material sales	$71,869	$77,438
Royalty and license fees	60,278	48,212
Contract research services	4,414	4,010
Total revenue	$136,561	$129,660

Cost of Materials Comparison

($ in thousands)	Three Months Ended June 30,
	2022	2021
Material sales	$71,869	$77,438
Cost of material sales	25,022	25,316
Gross margin on material sales	46,847	52,122
Gross margin as a % of material sales	65%	67%

Financial Highlights for the First Half of 2022

•
Total revenue in the first half of 2022 was $287.0 million as compared to $263.7 million in the first half of 2021.
•
Revenue from material sales was $158.6 million in the first half of 2022 as compared to $157.2 million in the first half of 2021.

•
Revenue from royalty and license fees was $120.1 million in the first half of 2022 as compared to $99.1 million in the first half of 2021.
•
Cost of material sales was $54.9 million in the first half of 2022 as compared to $46.3 million in the first half of 2021.
•
Operating income was $115.6 million in the first half of 2022 as compared to $113.5 million in the first half of 2021.
•
Net income was $91.5 million or $1.92 per diluted share in the first half of 2022 as compared to $92.2 million or $1.94 per diluted share in the first half of 2021.

Revenue Comparison

($ in thousands)	Six Months Ended June 30,
	2022	2021
Material sales	$158,560	$157,246
Royalty and license fees	120,080	99,098
Contract research services	8,391	7,316
Total revenue	$287,031	$263,660

Cost of Materials Comparison

($ in thousands)	Six Months Ended June 30,
	2022	2021
Material sales	$158,560	$157,246
Cost of material sales	54,942	46,315
Gross margin on material sales	103,618	110,931
Gross margin as a % of material sales	65%	71%

2022 Revised Guidance

The Company now believes that its 2022 revenue will be approximately $600 million, plus or minus $10 million. The OLED industry remains at a stage where many variables can have a material impact on its growth, and the Company thus caveats its financial guidance accordingly.

Dividend

The Company also announced a third quarter cash dividend of $0.30 per share on the Company’s common stock. The dividend is payable on September 30, 2022 to all shareholders of record on September 16, 2022.

Conference Call Information

In conjunction with this release, Universal Display will host a conference call on Thursday, August 4, 2022 at 5:00 p.m. Eastern Time. The live webcast of the conference call can be accessed under the events page of the Company's Investor Relations website at ir.oled.com. Those wishing to participate in the live call should dial 1-877-524-8416 (toll-free) or 1-412-902-1028. Please dial in 5-10 minutes prior to the scheduled conference call time. An online archive of the webcast will be available within two hours of the conclusion of the call.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 5,500 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other company, brand or product names may be trademarks or registered trademarks.

# # #

All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share data)

	June 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$213,896	$311,993
Short-term investments	439,449	351,194
Accounts receivable	74,933	107,639
Inventory	165,635	134,160
Other current assets	38,244	20,948
Total current assets	932,157	925,934
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $103,881 and $92,461	138,028	128,832
ACQUIRED TECHNOLOGY, net of accumulated amortization of $183,928 and $173,635	39,375	49,668
OTHER INTANGIBLE ASSETS, net of accumulated amortization of $8,273 and $7,565	9,015	9,711
GOODWILL	15,535	15,535
INVESTMENTS	200,142	168,076
DEFERRED INCOME TAXES	36,998	33,453
OTHER ASSETS	128,188	135,710
TOTAL ASSETS	$1,499,438	$1,466,919
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,048	$14,955
Accrued expenses	38,757	45,474
Deferred revenue	99,106	120,864
Other current liabilities	3,302	6,645
Total current liabilities	155,213	187,938
DEFERRED REVENUE	30,021	36,217
RETIREMENT PLAN BENEFIT LIABILITY	68,188	66,773
OTHER LIABILITIES	80,707	76,077
Total liabilities	334,129	367,005
SHAREHOLDERS’ EQUITY:
Preferred Stock, par value $0.01 per share, 5,000,000 shares authorized, 200,000 shares of Series A Nonconvertible Preferred Stock issued and outstanding (liquidation value of $7.50 per share or $1,500)	2	2
Common Stock, par value $0.01 per share, 200,000,000 shares authorized, 49,115,444 and 49,065,924 shares issued, and 47,749,796 and 47,700,276 shares outstanding, at June 30, 2022 and December 31, 2021, respectively	491	491
Additional paid-in capital	666,087	658,728
Retained earnings	563,191	500,212
Accumulated other comprehensive loss	(23,178)	(18,235)
Treasury stock, at cost (1,365,648 shares at June 30, 2022 and December 31, 2021)	(41,284)	(41,284)
Total shareholders’ equity	1,165,309	1,099,914
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,499,438	$1,466,919

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
REVENUE:
Material sales	$71,869	$77,438	$158,560	$157,246
Royalty and license fees	60,278	48,212	120,080	99,098
Contract research services	4,414	4,010	8,391	7,316
Total revenue	136,561	129,660	287,031	263,660
COST OF SALES	27,239	27,969	60,402	51,267
Gross margin	109,322	101,691	226,629	212,393
OPERATING EXPENSES:
Research and development	28,197	24,101	54,742	47,406
Selling, general and administrative	19,869	20,239	40,931	36,643
Amortization of acquired technology and other intangible assets	5,502	5,497	11,000	10,985
Patent costs	2,259	1,809	4,057	3,644
Royalty and license expense	181	149	335	261
Total operating expenses	56,008	51,795	111,065	98,939
OPERATING INCOME	53,314	49,896	115,564	113,454
Interest income, net	1,583	75	1,874	208
Other income, net	89	221	55	280
Interest and other income, net	1,672	296	1,929	488
INCOME BEFORE INCOME TAXES	54,986	50,192	117,493	113,942
INCOME TAX EXPENSE	(13,484)	(9,651)	(26,021)	(21,714)
NET INCOME	$41,502	$40,541	$91,472	$92,228
NET INCOME PER COMMON SHARE:
BASIC	$0.87	$0.85	$1.92	$1.94
DILUTED	$0.87	$0.85	$1.92	$1.94
WEIGHTED AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE:
BASIC	47,393,830	47,299,627	47,381,864	47,284,773
DILUTED	47,457,892	47,356,864	47,451,354	47,347,596
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.30	$0.20	$0.60	$0.40

UNIVERSAL DISPLAY CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$91,472	$92,228
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred revenue and recognition of unbilled receivables, net	(125,196)	(110,993)
Depreciation	11,529	9,229
Amortization of intangibles	11,000	10,985
Change in excess inventory reserve	688	1,117
Amortization of premium and discount on investments, net	(1,027)	(128)
Stock-based compensation to employees	14,282	14,624
Stock-based compensation to Board of Directors and Scientific Advisory Board	774	704
Deferred income tax (benefit) expense	(2,282)	1,458
Retirement plan expense	2,718	4,457
Decrease (increase) in assets:
Accounts receivable	32,706	(17,368)
Inventory	(32,163)	(14,179)
Other current assets	(13,030)	(5,712)
Other assets	7,522	(15,005)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(7,126)	(17,036)
Other current liabilities	3,343	(2,536)
Deferred revenue	92,976	92,816
Other liabilities	4,630	14,455
Net cash provided by operating activities	86,130	59,116
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(21,336)	(20,668)
Purchases of intangibles	(12)	(394)
Purchases of investments	(287,919)	(193,951)
Proceeds from sale and maturity of investments	161,530	100,000
Net cash used in investing activities	(147,737)	(115,013)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	847	787
Payment of withholding taxes related to stock-based compensation to employees	(8,844)	(13,018)
Cash dividends paid	(28,493)	(18,970)
Net cash used in financing activities	(36,490)	(31,201)
DECREASE IN CASH AND CASH EQUIVALENTS	(98,097)	(87,098)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	311,993	630,012
CASH AND CASH EQUIVALENTS, END OF PERIOD	$213,896	$542,914
The following non-cash activities occurred:
Unrealized loss on available-for-sale securities	$(7,095)	$(35)
Common stock issued to Board of Directors and Scientific Advisory Board that was earned and accrued for in a previous period	300	300
Net change in accounts payable and accrued expenses related to purchases of property and equipment	611	366